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Exhibit 23.3

[PRICEWATERHOUSECOOPERS LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BreitBurn Energy Partners L.P. of our report dated April 2, 2007 relating to the financial statements of BreitBurn Energy Company L.P. (predecessor), which appears in BreitBurn Energy Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
November 13, 2007

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM